PartsBase, Inc.                                                 Exhibit 3.6

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             Olympus Staffing, Inc.
                  ---------------------------------------
                                 (present name)
                                  PO1000094605
                  ---------------------------------------
                        (Document Number of Corporation)

     Pursuant to the provisions of section 607.1006, Florida statues, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation

FIRST: amendments adopted:
     Article I is hereby amended to read that the name of the Corporation has been changed from: Olympus Staffing, Inc. to: RNpartners, Inc.

     Article III is hereby amended to read: The maximum number of shares of stock of this Corporation which it is authorized to have outstanding at any one time is 30,000,000 (Thirty million) shares of common stock at $0.001 par value.

     Article VI is hereby amended to read that " the initial director of this Corporation was MARK J. WEICHER and that as a result of a Board of Directors meeting of the Corporation on November 6, 2001, the new director, President and Secretary of the Corporation is Robert A. Hammond, 621 NW 53rd Street, Suite 700, Boca Raton, Florida 33487".

SECOND:  If  an  amendment  provides  for  an  exchange,   reclassification   or
cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

                                 NOT APPLICABLE

THIRD: The date of each amendment's adoption: November 6, 2001.

FOURTH: Adoption of Amendments:

The amendments were approved by the board of directors without shareholder action and shareholder action was not required.

Signed this 7th day of November 2001.

Signature: /S/ Robert Hammond
                  (Director)

           Robert Hammond
      (Typed or printed name)



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